As filed with the Securities and Exchange Commission on August 25, 2005

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

PORTALPLAYER, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	77-0513807 (I.R.S. Employer Identification No.)

70 W. Plumeria Drive San Jose, California (Address of principal executive offices)	95134 (Zip Code)

PortalPlayer, Inc. Amended and Restated 2004 Stock Incentive Plan,

PortalPlayer, Inc. 2004 Employee Stock Purchase Plan and

Warrant to Purchase Shares of Common Stock Issued to Executive Officer

(Full title of the plans)

Gary Johnson President and Chief Executive Officer PortalPlayer, Inc. 70 W. Plumeria Drive San Jose, California 95134 (408) 521-7000 (Name, address and telephone number of agent for service)	Copy to: Davina K. Kaile, Esq. Pillsbury Winthrop Shaw Pittman LLP 2475 Hanover Street Palo Alto, CA 94304 (650) 233-4500

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered (1)	Amount To Be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share: To be issued under the PortalPlayer, Inc. Amended and Restated 2004 Stock Incentive Plan	1,154,583	$24.61	$28,414,288	$3,345
Common Stock, par value $0.0001 per share: To be issued under the PortalPlayer, Inc. 2004 Employee Stock Purchase Plan	230,916	24.61	5,682,843	669
Common Stock, par value $0.0001 per share: To be issued upon exercise of a warrant issued to an executive officer	41,067	24.61	1,010,659	119
Total Registration Fee	N/A	N/A	N/A	$4,133

(1)	The securities to be registered include options and rights to acquire Common Stock.
(2)	Calculated pursuant to General Instruction E to Form S-8. Pursuant to Rule 416, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, recapitalization or any other similar transaction effected without receipt of consideration, which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.
(3)	Offering prices of shares and options to purchase shares that have not yet been granted as of the date of this Registration Statement are estimated pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purposes of calculating the registration fee, based on the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on August 18, 2005. Offering prices are estimated solely for the purpose of calculating the registration fee.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

INFORMATION REQUIRED PURSUANT TO

GENERAL INSTRUCTION E TO FORM S-8

General Instruction E Information

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plans is effective.

Registrant’s Form S-8 Registration Statement filed with the Securities and Exchange Commission on December 3, 2004 (File No. 333-120985) is hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

(a) Registrant’s Annual Report on Form 10-K (File No. 0-51004) for the fiscal year ended December 31, 2004.

(b) Registrant’s Quarterly Report on Forms 10-Q (File No. 0-51004) for the fiscal quarters ended March 31 and June 30, 2005.

(c) Registrant’s Current Reports on Form 8-K (File No. 0-51004) filed with the Commission on January 10, February 22, April 14, April 22, May 9, June 6, July 25 (as to Item 5.02 only and excluding Items 2.02 and 9.01 furnished on the same date) and July 28, 2005 and Registrant’s Amended Current Report on Form 8-K (File No. 0-51004) filed with the Commission on January 11, 2005.

(d) The description of Registrant’s Capital Stock contained in Registrant’s registration statement on Form 8-A, filed on October 27, 2004 (File No. 0-51004) pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, (excluding any portions thereof furnished under Items 2.02 or 7.01 of Form 8-K) prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Exhibits.

Exhibit No.	Description
5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

24.1	Power of Attorney (see page 2).

99.1*	PortalPlayer, Inc. 2004 Employee Stock Purchase Plan.

99.2**	Form of Restricted Stock Agreement.

99.3***	Warrant to Purchase Shares of Common Stock Issued to Gary Johnson.

99.4****	PortalPlayer, Inc. Amended and Restated 2004 Stock Incentive Plan.

*	Incorporated by reference to Exhibit 10.4 to Amendment No. 6 to the Registrant’s Registration Statement on Form S-1 (File No. 333-117900).
**	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K as filed on May 9, 2005.
***	Incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 as filed on May 13, 2005.
****	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K as filed on July 28, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Jose, State of California, on the 25th day of August, 2005.

PORTALPLAYER, INC.

By	/s/ GARY JOHNSON
Gary Johnson
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary Johnson and Svend-Olav Carlsen and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ GARY JOHNSON Gary Johnson	President, Chief Executive Officer and Director (Principal Executive Officer)	August 25, 2005

/s/ SVEND-OLAV CARLSEN Svend-Olav Carlsen	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 25, 2005

/s/ RICHARD SANQUINI Richard Sanquini	Chairman of the Board	August 25, 2005

/s/ HENRY T. DENERO Henry T. DeNero	Director	August 25, 2005

/s/ T. RAJ SINGH T. Raj Singh	Director	August 25, 2005

/s/ SHAHAN D. SOGHIKIAN Shahan D. Soghikian	Director	August 25, 2005

/s/ JAMES WHIMS James Whims	Director	August 25, 2005

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INDEX TO EXHIBITS

Exhibit No.	Description
5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

24.1	Power of Attorney (see page 2).

99.1*	PortalPlayer, Inc. 2004 Employee Stock Purchase Plan.

99.2**	Form of Restricted Stock Agreement.

99.3***	Warrant to Purchase Shares of Common Stock Issued to Gary Johnson.

99.4****	PortalPlayer, Inc. Amended and Restated 2004 Stock Incentive Plan.

*	Incorporated by reference to Exhibit 10.4 to Amendment No. 6 to the Registrant’s Registration Statement on Form S-1 (File No. 333-117900).
**	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K as filed on May 9, 2005.
***	Incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 as filed on May 13, 2005.
****	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K as filed on July 28, 2005.